EXHIBIT (10)(20) Extension of Employment Agreement with Michael Winzkowski dated October 15, 2006

[Marketing Worldwide, LLC Letterhead]

October 15, 2006

This letter is to confirm the agreement to extend the Employment Agreement dated March 23, 2003 for two more years with your salary at $120,000 per year.

Further, this letter confirms in writing the understanding to reduce your salary to $120,000 beginning in March 2005 and that no further amounts are due as salary at September 30, 2006.

Sincerely,

MARKETING WORLDWIDE, LLC

                                              /s/ James Marvin, Manager

                                              Approved and Agreed

                                              /s/ Michael Winzkowski, Employee


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